Exhibit 10.1

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 19th day of June 2019, by and between SILICON VALLEY BANK, a California corporation “Bank”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.         Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 4, 2017 (as the same may from time to time be amended, modified, supplemented or restated; the “Loan Agreement”).

B.         Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.         Borrower has requested that Bank amend the Loan Agreement to modify the financial covenants and make certain revisions to the Loan Agreement as more fully set forth herein.

D.         Bank has agreed to modify the financial covenants and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the patties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1        Financial Covenants. Section 6.7(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(b) Performance to Plan. As of the last day of each month, Borrower's TFS Revenue for such month calculated on a cumulative fiscal year to date basis, shall be equal to or greater than the amount set forth for such month on Schedule 1 of the Compliance Certificate.

Commencing with the month ending January 31, 2020, the Performance to Plan financial covenant set forth in this Section shall be calculated based on not less than ninety percent (90%) of Borrower's projected performance as set forth in Borrower's annual financial projections approved by Borrower's Board of Directors for the 2020 fiscal year and delivered to Bank (the "2020 Performance to Plan Financial Covenant"). Borrower's failure to reach an agreement with Bank on the 2020 Performance to Plan Financial Covenant and to execute and deliver to Bank an amendment to this Agreement which provides the terms for such 2020 Performance to Plan Financial Covenant no later than February 29, 2020, shall constitute an immediate Event of Default under this Agreement.

2.2        Formation   or Acquisition of Subsidiaries.  Section 6.11 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.11 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall, upon Bank's request in its sole and absolute discretion, (a) cause such new Subsidiary to provide to Bank either a joinder to this Agreement to cause such Subsidiary to become a co-borrower hereunder or a Guaranty, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfact01y to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

2.3        Dispositions.  Section 7.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (iii) consisting of Permitted Liens and Permitted Investments; (iv) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (v) consisting of Borrower's use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (vi) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than granting rights to a specific geographical territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (vii) other Transfers that do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) during any fiscal year.

2.4        Mergers or Acquisitions. Section 7.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

7.3      Mergers or Acquisitions.   Merge or consolidate or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

2.5        Definitions.  The following new defined term is hereby inserted into Section 13.1 of the Loan Agreement following the definition of "Designated Deposit Account":

"Division" means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including,  without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity

2.6        Compliance Certificate. From and after the date hereof, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

3.          Limitation of Amendments.

3.1        The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition  of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may  have in the  future under or in connection with any Loan Document.

3.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.         Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3        The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval,  license,  authorization  or validation  of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained  or made; and

4.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5.          Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower's payment of a fully earned, non-refundable, amendment fee in an amount equal to Twenty-Five Thousand

Dollars ($25,000), and (c) Borrower's payment of Bank's legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EVERSPIN TECHNOLOGIES, INC.

By:	/s/ Jeff Winzeler
Name: Jeff Winzeler
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Derek Hofmeister
Name: Derek Hofmeister
Title: Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: EVERSPIN TECHNOLOGIES, INC.

The undersigned authorized officer of EVERSPIN TECHNOLOGIES, INC., a Delaware corporation, (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
Board Projections	Earlier of (i) 15 days after board approval or (ii) February 28th of each calendar year	Yes No

10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board Projections	FYE within 30 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Liquidity Ratio	1.50:1.00	____ to 1.00	Yes No
TFS Revenue	See Schedule 1	$_____	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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EVERSPIN TECHNOLOGIES, INC.	BANK USE ONLY

Received by:

By:	AUTHORIZED SIGNER

Name:	Date:

Title:
Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I.           Liquidity Ratio (Section 6.7(a))

Required:           As of the last day of each month, a Liquidity Ratio of not less than 1.50:1.00.

Actual:

A.	Unrestricted cash and Cash Equivalents maintained at Bank	$________
B.	Net accounts receivable	$________
C.	Liquidity (line A, plus line B)	$________
D.	Outstanding Obligations	$________
E.	Liquidity Ratio (line C, divided by line D)	______

Is line E equal to or greater than 1.50:1.00?

No, not in compliance	Yes, in compliance

II.          Performance to Plan (Section 6.7(b))

Required TFS Revenue of Borrower for such month (calculated on a cumulative fiscal year to date basis):

Month Ending	Minimum TFS Revenue
June 30, 2019	$17,806,000
July 31, 2019	$19,500,000
August 31, 2019	$22,000,000
September 30, 2019	$26,147,000
October 31, 2019	$28,200,000
November 30, 2019	$31,300,000
December 31, 2019	$36,426,000

Actual:

___________
A.	Actual TFS Revenue of Borrower for such month (calculated on a cumulative year to date basis):	$___________

Is line A equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance